SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 5, 2006

Date of Report (Date of earliest event reported)

ADVANCED DIGITAL INFORMATION CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-21103	91-1618616
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11431 Willows Road NE, PO Box 97057, Redmond, WA	98073-9757
(Address of Principal Executive Offices)	(Zip Code)

(425) 881-8004

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Advanced Digital Information Corporation (NASDAQ: ADIC) was notified on July 5, 2006 by the U.S. Department of Justice of early termination of the 30-day waiting period required under the Hart-Scott-Rodino Antitrust Act of 1976 (HSR) for approval of the merger of ADIC with Quantum Corporation announced on May 2, 2006. ADIC has also received a clearance determination from the Competition Authority in Ireland confirming that the proposed merger may be put into effect. A review of the proposed merger by the Bundeskartellamt (Federal Cartel Office) is still pending in Germany.

On June 13, 2006, Quantum filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 containing a preliminary Proxy Statement/Prospectus regarding the proposed transaction between Quantum and ADIC. This material is not a substitute for the final Proxy Statement/Prospectus regarding the proposed transaction. Investors and shareholders are urged to carefully read the preliminary Proxy Statement/Prospectus and the final Proxy Statement/Prospectus when available because they contain and will contain important information about Quantum, ADIC, the transaction and related matters. The final Proxy Statement/Prospectus will be mailed to shareholders of ADIC. The preliminary Registration Statement and the preliminary Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by ADIC or Quantum with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Investors and shareholders may obtain free copies of the documents filed by ADIC with the SEC by contacting Investor Relations (425) 881-8004 or Invest@adic.com and of the documents filed by Quantum with the SEC from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com.

ADIC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the preliminary Proxy Statement/Prospectus described above and will be included in the final Proxy Statement/Prospectus when available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 6, 2006

Advanced Digital Information Corporation

By:	/s/ Yukio Morikubo
Yukio Morikubo
General Counsel & Corporate Secretary